Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2015 Results

  Fourth quarter revenue of $464 million, up 16% year-over-year; full fiscal year revenue of $1.79 billion, up 17% year-over-year
  Fourth quarter subscription revenue of $405 million, up 15% year-over-year; full fiscal year subscription revenue of $1.56 billion, up 17% year-over-year
  Fourth quarter operating cash flow of $217 million, up 18% year-over-year; full fiscal year operating cash flow of $623 million, up 15% year-over-year
  Year-end deferred revenue balance of $1.48 billion, up 15% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 25, 2015--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 28, 2015.

Total revenue for the quarter was $464 million, an increase of 16% in U.S. dollars from the year ago quarter, or 22% measured in constant currency. Constant currency references in this release are as detailed in the tables below. Subscription revenue for the quarter was $405 million, up 15% in U.S. dollars year-over-year, or 21% measured in constant currency. For the full fiscal year, total revenue was $1.79 billion, up 17% in U.S. dollars year-over-year, or 19% measured in constant currency, and subscription revenue was $1.56 billion, up 17% in U.S. dollars year-over-year, or 19% measured in constant currency.

"Red Hat delivered strong fourth quarter results that were highlighted by subscription revenue and total revenue that both grew over 20% year-over-year on a constant currency basis. We continued to experience strong demand for our open, hybrid cloud technologies, as evidenced by increased cross-selling in our top 30 deals which were all over $2 million for the first time,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Customers value the consistency and flexibility as they run their applications using Red Hat solutions across a variety of deployment models, including public and private clouds, to modernize and transform their IT infrastructure. We believe that our strategic position as a trusted provider of infrastructure and our execution this past year have positioned us for strong constant currency revenue growth in the next fiscal year.”

GAAP operating income for the fourth quarter and the full fiscal year was $68 million and $250 million, respectively. GAAP operating margin was 14.6% in the fourth quarter and 14.0% for the full year. After adjusting for stock compensation, amortization expenses, certain facility exit costs, transaction costs related to business combinations, and non-cash interest expense related to convertible debt as detailed in the tables below, non-GAAP operating income for the quarter was $111 million, or a 23.8% operating margin. Full year non-GAAP operating income was $416 million and full year non-GAAP operating margin was 23.3%.

GAAP net income for the fourth quarter was $48 million, or $0.26 per diluted share, compared with $48 million, or $0.26 per diluted share, for the prior quarter and $45 million, or $0.24 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the fourth quarter was $81 million, or $0.43 per diluted share, after adjusting for stock compensation, amortization expenses, transaction costs related to business combinations and non-cash interest expense related to convertible debt as detailed in the tables below. This compares to non-GAAP adjusted net income of $79 million, or $0.42 per diluted share in the prior quarter, and $75 million, or $0.39 per diluted share in the year ago quarter.

For the full year, GAAP net income was $180 million or $0.95 per diluted share, compared with $178 million or $0.93 per diluted share in the prior year. After adjusting for stock compensation, amortization expenses, certain facility exit costs, transaction costs related to business combinations, and non-cash interest expense related to convertible debt as detailed in the tables below, non-GAAP adjusted net income for the year was $303 million or $1.60 per diluted share, compared to $285 million or $1.49 per diluted share for the previous fiscal year. For fiscal year 2015, Red Hat fully diluted shares outstanding were approximately 189.2 million for the full fiscal year, lower by 2.8 million shares due in part to the repurchase of approximately 8.4 million shares, or approximately $535 million of common stock during the year.

Operating cash flow totaled $217 million for the fourth quarter and $623 million for the full year. Cash and investments at February 28, 2015 totaled $1.81 billion.

“Our strong fourth quarter marked the 52nd consecutive quarter of revenue growth and we exited the fiscal year with a record total backlog over $1.86 billion, up 19% year-over-year,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “We are pleased to have delivered mid-teens growth across revenue, non-GAAP operating income and cash flow despite significant foreign exchange volatility during fiscal 2015. By focusing on the needs of our customers, our team of global associates achieved remarkable success across the company for the quarter and the year.”

Total backlog for fiscal year 2015 was in excess of $1.86 billion, up 19% year-over-year. We define total backlog as the value of non-cancellable subscription and service contracts, including total deferred revenue, which is billed, plus the value of customer contracts to be billed in the future not reflected in our financial statements. At the end of the fiscal year, the company’s total deferred revenue balance was $1.48 billion, an increase of 15% on a year-over-year basis and 14% sequentially. The portion of total backlog to be billed in the future not reflected in our financial statements was in excess of $380 million as of February 28, 2015, compared with the ending balance in excess of $270 million reported for fiscal year 2014. The portion of the total backlog to be billed in the next twelve months not reflected in our financial statements was in excess of $230 million as of February 28, 2015, compared with in excess of $190 million for the fiscal year ending February 28, 2014.

The billings proxy, which we define as total revenue plus the change in deferred revenue as reflected on the Consolidated Statement of Cash Flows, was $2.07 billion for fiscal year 2015 compared with $1.74 billion for the prior fiscal year, an increase of 19%. For the four-fiscal-quarter period ended February 28, 2015, our rolling average quarterly billings proxy increased $83 million, or 19%, to $518 million from $435 million for the four-fiscal-quarter period ended February 28, 2014.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training and consulting services. As the connective hub in a global network of enterprises, partners and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014 (1)
Revenue:

Subscriptions	$405,073	$351,492	$1,561,234	$1,336,771
Training and services	58,869	48,905	228,255	197,844

Total subscription, training and services revenue	463,942	400,397	1,789,489	1,534,615

Cost of revenue:

Subscriptions	28,731	25,663	112,856	97,100
Training and services	41,487	34,873	160,343	135,500

Total cost of subscription, training and services revenue	70,218	60,536	273,199	232,600

Total gross profit	393,724	339,861	1,516,290	1,302,015

Operating expense:
Sales and marketing	189,811	157,317	728,387	597,885
Research and development	92,038	82,644	367,856	317,263
General and administrative	44,267	40,600	170,053	152,407
Facility exit costs	-	-	-	2,171

Total operating expense	326,116	280,561	1,266,296	1,069,726

Income from operations	67,608	59,300	249,994	232,289
Interest income	2,288	2,037	8,336	6,645
Interest expense	5,803	45	9,394	160
Other income (expense), net	4,784	328	6,562	774

Income before provision for income taxes	68,877	61,620	255,498	239,548
Provision for income taxes	21,177	16,551	75,297	61,256

Net income	$47,700	$45,069	$180,201	$178,292

Net income per share:
Basic	$0.26	$0.24	$0.97	$0.94
Diluted	$0.26	$0.24	$0.95	$0.93

Weighted average shares outstanding:
Basic	183,459	189,604	186,529	189,920
Diluted	186,307	191,712	189,246	192,036

(1) Derived from audited financial statements

RED HAT, INC. CONSOLIDATED BALANCE SHEETS (In thousands)

ASSETS
	February 28,	February 28,
	2015	2014 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$1,047,473	$646,742
Investments in debt and equity securities	215,254	335,387
Accounts receivable, net	468,021	360,594
Deferred tax assets, net	86,796	108,264
Prepaid expenses	150,715	118,387
Other current assets	1,980	1,808

Total current assets	1,970,239	1,571,182

Property and equipment, net	172,151	173,917
Goodwill	927,060	687,430
Identifiable intangibles, net	134,276	133,399
Investments in debt securities	546,016	505,300
Other assets, net	53,243	35,391

Total assets	$3,802,985	$3,106,619

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$237,733	$179,468
Deferred revenue	1,095,115	966,832
Other current obligations	1,844	1,786

Total current liabilities	1,334,692	1,148,086

Convertible notes	715,402	-
Long term deferred revenue	387,213	322,365
Other long term obligations	77,340	85,003
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	1,963,851	1,891,848
Retained earnings	900,373	720,172
Treasury stock, at cost	(1,515,288)	(1,056,419)
Accumulated other comprehensive loss	(60,621)	(4,459)

Total stockholders' equity	1,288,338	1,551,165

Total liabilities and stockholders' equity	$3,802,985	$3,106,619

(1) Derived from audited financial statements

RED HAT, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014 (1)

Cash flows from operating activities:
Net income	$47,700	$45,069	$180,201	$178,292
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	19,149	19,079	76,263	74,405
Share-based compensation expense	36,290	30,578	135,232	113,774
Deferred income taxes	20,392	4,168	23,517	13,776
Net amortization of bond premium on available-for-sale debt securities	2,349	2,060	9,314	8,697
Accretion of debt discount and amortization of debt issuance costs	5,142	-	8,227	-
Other	(2,947)	926	(3,474)	1,411
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(123,850)	(52,536)	(121,536)	(61,785)
Prepaid expenses	(27,239)	(21,619)	(40,741)	(25,122)
Accounts payable and accrued expenses	14,865	(10,129)	71,040	28,436
Deferred revenue	224,738	164,358	282,693	205,357
Other	795	2,728	2,059	3,339

Net cash provided by operating activities	217,384	184,682	622,795	540,580

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(107,482)	(324,029)	(568,551)	(772,741)
Proceeds from sales and maturities of available-for-sale debt securities	77,048	166,271	580,158	764,122
Acquisitions of businesses, net of cash acquired	-	-	(296,121)	-
Purchase of other intangible assets	(2,212)	(4,769)	(6,123)	(17,972)
Purchase of property and equipment	(10,563)	(17,754)	(45,648)	(79,587)
Other	8,365	-	11,282	(2,084)

Net cash used in investing activities	(34,844)	(180,281)	(325,003)	(108,262)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	710	3,766	5,607	12,837
Proceeds from exercise of common stock options	1,280	811	2,434	2,122
Purchase of treasury stock	-	-	(535,062)	(239,363)
Payments related to net settlement of employee share-based compensation awards	(4,148)	(4,280)	(43,462)	(37,402)
Proceeds from issuance of convertible notes, net of issuance costs	(625)	-	789,769	-
Purchase of convertible note hedges	-	-	(148,040)	-
Proceeds from issuance of warrants	-	-	79,776	-
Payments on other borrowings	(390)	(325)	(2,782)	(1,304)

Net cash provided by (used in) financing activities	(3,173)	(28)	148,240	(263,110)

Effect of foreign currency exchange rates on cash and cash equivalents	(15,883)	258	(45,301)	(9,550)
Net increase in cash and cash equivalents	163,484	4,631	400,731	159,658
Cash and cash equivalents at beginning of the period	883,989	642,111	646,742	487,084

Cash and cash equivalents at end of period	$1,047,473	$646,742	$1,047,473	$646,742

(1) Derived from audited financial statements

RED HAT, INC. RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS (Unaudited) (In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

Cost of revenue	$3,569	$2,932	$14,027	$11,793
Sales and marketing	15,408	10,313	55,203	40,322
Research and development	10,426	9,094	38,517	34,194
General and administration	6,887	8,239	27,485	27,465
Total share-based compensation expense	$36,290	$30,578	$135,232	$113,774

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

Cost of revenue	$2,576	$2,508	$10,672	$10,180
Sales and marketing	2,305	2,477	7,838	8,872
Research and development	250	959	2,417	3,836
General and administration	1,484	1,288	5,958	5,316
Total amortization of intangible assets expense	$6,615	$7,232	$26,885	$28,204

Non-cash interest expense from accretion of debt discount included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

Total non-cash interest expense from accretion of debt discount	$4,556	-	$7,292	-

Facility exit costs included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

Facility exit costs	-	-	-	$2,171

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

Transaction costs related to business combinations	-	-	$4,001	-

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

GAAP net income	$47,700	$45,069	$180,201	$178,292

Provision for income taxes	21,177	16,551	75,297	61,256

GAAP income before provision for income taxes	$68,877	$61,620	$255,498	$239,548

Add: Non-cash share-based compensation expense	36,290	30,578	135,232	113,774
Add: Amortization of intangible assets	6,615	7,232	26,885	28,204
Add: Non-cash interest expense from accretion of debt discount	4,556	-	7,292	-
Add: Facility exit costs	-	-	-	2,171
Add: Transaction costs related to business combinations	-	-	4,001	-

Non-GAAP adjusted income before provision for income taxes	$116,338	$99,430	$428,908	$383,697

(1) Provision for income taxes	35,754	24,277	126,399	98,226

Non-GAAP adjusted net income (basic and diluted)	$80,584	$75,153	$302,509	$285,471

Non-GAAP adjusted net income per share:
Basic	$0.44	$0.40	$1.62	$1.50
Diluted	$0.43	$0.39	$1.60	$1.49

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$116,338	$99,430	$428,908	$383,697
Estimated annual effective tax rate	30.7%	24.4%	29.5%	26.7%
Non-GAAP provision for income taxes before discrete tax benefit	$35,754	$24,277	$126,399	$102,451
Discrete tax benefit	-	-	-	4,225
Provision for income taxes on Non-GAAP adjusted net income	$35,754	$24,277	$126,399	$98,226

RED HAT, INC. RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS (Unaudited) (In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

GAAP gross profit	$393,724	$339,861	$1,516,290	$1,302,015

Add: Non-cash share-based compensation expense	3,569	2,932	14,027	11,793
Add: Amortization of intangible assets	2,576	2,508	10,672	10,180

Non-GAAP gross profit	$399,869	$345,301	$1,540,989	$1,323,988

Non-GAAP gross margin	86.2%	86.2%	86.1%	86.3%

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

GAAP operating expenses	$326,116	$280,561	$1,266,296	$1,069,726

Deduct: Non-cash share-based compensation expense	(32,721)	(27,646)	(121,205)	(101,981)
Deduct: Amortization of intangible assets	(4,039)	(4,724)	(16,213)	(18,024)
Deduct: Facility exit costs	-	-	-	(2,171)
Deduct: Transaction costs related to business combinations	-	-	(4,001)	-

Non-GAAP adjusted operating expenses	$289,356	$248,191	$1,124,877	$947,550

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014

GAAP operating income	$67,608	$59,300	$249,994	$232,289

Add: Non-cash share-based compensation expense	36,290	30,578	135,232	113,774
Add: Amortization of intangible assets	6,615	7,232	26,885	28,204
Add: Facility exit costs	-	-	-	2,171
Add: Transaction costs related to business combinations	-	-	4,001	-

Non-GAAP adjusted operating income	$110,513	$97,110	$416,112	$376,438

Non-GAAP adjusted operating margin	23.8%	24.3%	23.3%	24.5%

	Three Months Ended
	February 28,	February 28,	Year-Over-Year
	2015	2014	Growth Rate

GAAP subscription revenue	$405,073	$351,492	15.2%
Adjustment for currency impact	20,187	-
Non-GAAP subscription revenue on a constant currency basis	$425,260	$351,492	21.0%

GAAP training and services revenue	$58,869	$48,905	20.4%
Adjustment for currency impact	3,824	-
Non-GAAP training and services revenue on a constant currency basis	$62,693	$48,905	28.2%

GAAP total subscription, training and services revenue	$463,942	$400,397	15.9%
Adjustment for currency impact	24,011	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$487,953	$400,397	21.9%

	Twelve Months Ended
	February 28,	February 28,	Year-Over-Year
	2015	2014	Growth Rate

GAAP subscription revenue	$1,561,234	$1,336,771	16.8%
Adjustment for currency impact	27,939	-
Non-GAAP subscription revenue on a constant currency basis	$1,589,173	$1,336,771	18.9%

GAAP training and services revenue	$228,255	$197,844	15.4%
Adjustment for currency impact	7,960	-
Non-GAAP training and services revenue on a constant currency basis	$236,215	$197,844	19.4%

GAAP total subscription, training and services revenue	$1,789,489	$1,534,615	16.6%
Adjustment for currency impact	35,899	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$1,825,388	$1,534,615	18.9%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
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tmccallum@redhat.com